The following table provides information concerning the matters voted on at the meeting:


I.   Approval of new Agreement between the Advisor and the Fund

                                                     Withhold/          Broker
                  For               Against           Abstain          Non-Votes
                  ---               -------           -------          ---------
                 1,454,096           7,845             3,656               0


II. Approval of the retention of fees by, and payment of fees to, the Advisor for the period January 1, 2004 through May 17, 2004 (the effective date of the new Agreement)

                                                     Withhold/          Broker
                  For               Against           Abstain          Non-Votes
                  ---               -------           -------          ---------
                 1,442,437           9,983            13,177               0


III. Approval of a new distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 for the Trust on behalf of the Fund

                                                     Withhold/          Broker
                  For               Against           Abstain          Non-Votes
                  ---               -------           -------          ---------
                 1,461,792           2,139             1,666               0